Exhibit 99.4
Case 1:23-cv-11050-DLC Document 20 Filed 01/29/24 Page 1 of 3

Case 1:23-cv-11050-DLC Document 20 Filed 01/29/24 Page 2 of 3

Case 1:23-cv-11050-DLC Document 20 Filed 01/29/24 Page 3 of 3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

KNIGHTSCOPE, INC.,

Plaintiff,

v.

CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA,

Defendants.

Civil Action No. 1:23-cv-11050-DLC

~~[PROPOSED]~~ ORDER

Upon the Memorandum of Law in Support of Plaintiff's *Ex Parte* Motion for Alternative Service Pursuant to Fed. R. Civ. P. 4(f)(3) and the Declaration of Waleed Amer, Esq., executed on the 25th day of January, 2024, it is hereby

ORDERED that Plaintiff is authorized to serve Defendant Capybara Research its summons and complaint via electronic publication through Defendant Capybara Research's X (*f/k/a* Twitter) account, @CapybaraShort, pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure on the grounds that (i) Plaintiff is unable to verify a true address that will provide Defendant Capybara Research with reasonable notice of this action, (ii) service under the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters pursuant to Rules 4(f)(1) and 4(f)(2) of the Federal Rules of Civil Procedure would be impracticable, (iii) Defendant Capybara Research deleted its email address and website contact page, making service by email impracticable, (iv) service through social media accounts is permitted under Hague Convention and Rule 4(f)(3) of the Federal Rules of Civil Procedure, and (vi) service through Defendant Capybara Research's social media account is reasonably calculated to provide Defendant Capybara Research with notice of this action. Such service, once

effectuated, will satisfy the Constitutional requirement of actual notice. It is further

ORDERED that Plaintiff is authorized to serve Defendant Capybara Research through publication in the Wall Street Journal and the Cayman Islands newspaper The Cayman Compass pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure and New York's Civil Practice Laws and Rules § 316 on the grounds that Plaintiff has shown it is reasonably calculated that Defendant Capybara Research is likely to be aware of, and is likely to read these publications. Pursuant to CPLR § 316(a), Plaintiff shall publish its summons with notice to Defendant Capybara Research, a brief statement of the nature of the action, and the relief sought. Pursuant to CPLR § 316(c), the first publication of Plaintiff's summons and complaint shall be published in the Wall Street Journal and The Cayman Compass within thirty (30) days of the entry of this Order and must be published at least once in each of four (4) consecutive weeks. Plaintiff is directed to publish its summons and notice in the Wall Street Journal and The Cayman Compass as to Capybara Research only. Service by publication shall be complete on the twenty-eighth (28th) day after the first day of publication. Service by publication, once complete, will satisfy the Constitutional requirement of actual notice. It is further

ORDERED that Plaintiff is authorized to serve Defendant Capybara Research by filing a Form 8-K public disclosure, a press release, the summons, the complaint, and a copy of this Order on the United States Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure on the grounds that Plaintiff has shown (i) it is reasonably calculated that Defendant Capybara Research has knowledge of the SEC's EDGAR database, (ii) Defendant Capybara Research is aware of and actively monitors Plaintiff's public filings and press releases, (iii) Defendant Capybara Research would be aware of and have notice of any public filing or press release Plaintiff publishes pursuant

to this Order. Such service, once effectuated, will satisfy the Constitutional requirement of actual notice.

DATED: New York, New York
January 29, 2024

Hon. Denise L. Cote
United States District Judge